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                                                                EXHIBIT 5.2

                         [MAUN & SIMON PLC LETTERHEAD]

                                 March 17, 1997


Reply to:  Minneapolis
Writer's Direct Dial: (612) 904-7402



     Securities and Exchange Commission
     Judiciary Plaza
     450 Fifth Street N.W.
     Washington, D.C.  20549

          Re:  Michael Foods, Inc. Incentive and Non-Qualified Stock Option
     Plans

     Gentlemen:

          We are counsel to Michael Foods, Inc., a Minnesota corporation (the "Company"). In such capacity, we have represented the Company and its predecessor in connection with the registration on Form S-8 (the "Registration Statement") of a total of 2,332,700 shares of the Company's common stock, $.01 par value (the "Shares"). Said Shares will be issued to key employees of the Company and its subsidiaries upon the exercise of options granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plans (the "Plans").

          In rendering this opinion, we have reviewed the Company's previous Registration Statements on Form S-8 relating to shares issuable upon exercise of options granted under the Plans, the Amended and Restated Articles of Incorporation and the Bylaws of the Company, as amended, records and proceedings of the shareholders and Board of Directors of the Company, the Plans and such other corporate records, certificates and other documents as we have deemed necessary as a basis of the opinion hereinafter expressed.

          Based upon the foregoing, we are of the opinion that, upon exercise of the options granted pursuant to the Plans and issuance and sale in the manner described in the Registration Statement and the Plans, the Shares covered by the Registration Statement will be duly and validly issued, fully paid, and nonassessable.

          We also consent to the use of this opinion in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required.


                                            Very truly yours,

                                            MAUN & SIMON, PLC


                                            By:/s/ Philip T. Colton
                                               ----------------------
                                               Philip T. Colton
                                               a member